REVISED EXHIBIT A
To the Amended Expense Limitation Agreement Dated May 1, 2007, between Allianz Variable Insurance Products Trust and Allianz Investment Management LLC (formerly Allianz Life Advisers, LLC).

Not withstanding section 3 (Term and Termination of Agreement), the Amended Expense Limitation Agreement may not be terminated prior to April 30, 2016.  The Operating Expense Limit for each Fund is as follows:

Name of FundExpense Limitation
AZL BlackRock Capital Appreciation Fund1.20%
AZL BlackRock Global Allocation Fund1.19%
AZL Boston Company Research Growth Fund1.20%
AZL DFA 5-Year Global Fixed Income Fund0.95%
AZL DFA EM Core Equity Fund1.50%
AZL DFA International Core Equity Fund1.39%
AZL DFA U.S. Core Equity Fund1.20%
AZL DFA U.S. Small Cap Fund1.35%
AZL Enhanced Bond Index Fund0.70%
AZL Federated Clover Small Value Fund1.35%
AZL Franklin Templeton Founding Strategy
Plus Fund1.20%
AZL Gateway Fund1.25%
AZL International Index Fund0.77%
AZL Invesco Equity and Income Fund1.20%
AZL Invesco Growth and Income Fund1.20%
AZL Invesco International Equity Fund1.45%
AZL JPMorgan International Opportunities Fund1.39%
AZL JPMorgan U.S. Equity Fund
Class 1 shares0.95%
Class 2 shares1.20%
AZL MetWest Total Return Bond Fund	0.91%

Name of FundExpense Limitation
AZL MFS Investors Trust Fund1.20%
AZL MFS Mid Cap Value Fund1.30%
AZL MFS Value Fund1.20%
AZL Mid Cap Index Fund0.71%
AZL Money Market Fund0.87%
AZL Morgan Stanley Global Real Estate Fund1.35%
AZL Morgan Stanley Mid Cap Growth Fund1.30%
AZL NFJ International Value Fund1.45%
AZL Oppenheimer Discovery Fund1.35%
AZL Pyramis Total Bond Fund0.95%
AZL Russell 1000 Growth Index Fund	0.84%
AZL Russell 1000 Value Index Fund0.84%
AZL S&P 500 Index Fund
Class 1 shares0.46%
Class 2 shares0.71%
AZL Schroder Emerging Markets Equity Fund
Class 1 shares1.40%
Class 2 shares1.65%
AZL Small Cap Stock Index Fund 0.71%
AZL T. Rowe Price Capital Appreciation Fund
Class 1 shares0.95%
Class 2 shares1.20%
AZL Wells Fargo Large Cap Growth Fund1.20%

Acknowledged:

ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST

By:      /s/ Brian Muench

Name:

Title:

ALLIANZ INVESTMENT MANAGEMENT LLC

By:      /s/ Brian Muench

Name:

Title:

Updated:  04/27/2015